Exhibit 99.1

PDS Biotech and Farmacore Announce Blanver to Join Consortium to Commercialize Novel Versamune®-Based T-Cell Inducing COVID-19 Vaccine

Brazilian-based Blanver brings depth of expertise in development and commercialization of innovative pharmaceuticals across Latin America

Florham Park, NJ, February 22, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, and Farmacore Biotechnology today announced that Blanver Farmoquímica e Farmacêutica S.A. has joined their consortium to develop and commercialize a novel COVID-19 vaccine in Latin America.

Blanver is a leading Brazilian Pharmaceutical Company focused on the development, manufacture, and commercialization of innovative pharmaceutical products.  Under the terms of the agreement, São Paulo-based Blanver will manufacture, promote, distribute, and commercialize the Versamune®-based COVID-19 vaccine in Latin America.  As the license holder of Versamune-CoV2-FC (PDS0203) in Latin America, Farmacore will continue to lead the regulatory and clinical trial efforts in Brazil and has selected a top clinical research organization to conduct clinical trials in Brazil.  PDS Biotech will continue to contribute scientific expertise and operational support.

“Innovation is part of Blanver’s DNA,” commented Sergio Frangioni, Blanver Group CEO. “We are honored to join the consortium with PDS Biotech and Farmacore as our partners in Latin America to advance this innovative treatment to patients quickly in the fight against this deadly disease.”

“We are delighted to have these two expert partners in Latin America, who provide a combination of scientific and manufacturing expertise in addition to local market experience to help broaden the potential reach of a Versamune®-based COVID-19 vaccine to patients,” said Dr. Frank Bedu-Addo, CEO of PDS Biotech.

“We are excited to add Blanver’s wealth of experience in development and commercialization across Latin America to this consortium as we continue in the fight against this global pandemic,” said Helena Faccioli, CEO of Farmacore.

The consortium is in active discussions with specific agencies of the Brazilian government to extend the preclinical funding to cover the upcoming human clinical trials anticipated to begin during the first half of 2021.

The novel vaccine combines PDS Biotech’s Versamune® T-cell activating technology with a SARS-CoV-2 recombinant protein antigen co-developed with Farmacore.  As previously disclosed, preclinical data demonstrated that the vaccine elicits a 30-45 fold increase in the induction of highly active and potent virus-specific T-cells within 14 days of treatment compared to the antigen without Versamune®.  The study also demonstrated induction of long-lasting virus-specific memory T-cells necessary for longer term protection. The studies also demonstrated strong, long-lasting induction of neutralizing antibodies. Notably, the vaccine contains a protein derived from the spike (S) protein that also includes the receptor binding domain (RBD) as well as other potentially non-mutating regions of the virus that can be recognized and attacked by T-cells.  The vaccine is based on recombinant proteins (subunit vaccine) and does not require the use of attenuated viruses, traditional adjuvants, DNA or RNA to induce robust protective immune responses. In addition, a recent Phase I study of PDS0101, a Versamune®-based HPV16 subunit vaccine, demonstrated powerful T-cell responses and an attractive human safety profile with no serious or dose-limiting toxicities, presenting strong potential for an attractive safety profile for the novel Versamune®-based SARS-CoV-2 vaccine.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About Farmacore Biotechnology

Farmacore Biotechnology is a biotechnology company, founded in 2005 as a startup, focusing on R&D of innovative immunobiological products for use in the human and veterinary health sectors. It is a technology-based company that conducts research and development of biotechnological products and processes for the human and veterinary sectors. It develops innovative biotechnological and immunobiological products and adds value to them in all stages of development, from project design to biomolecule production www.farmacore.com.br.

About Blanver Farmoquímica

Blanver Farmoquímica e Farmacêutica S.A. is a Brazilian company, founded in 1984, focused on R&D, manufacture and sale of innovative medicines and active pharmaceutical ingredients (APIs). The company plays in the segments of HIV, Hepatitis, Oncology and Hematology, providing high quality products for expanding the population's access to medicines through partnerships with the Ministry of Health and official laboratories.  Blanver is committed in always looking for innovations that will improve people's health and quality of life.

About Versamune-CoV-2FC/PDS0203

PDS0203 is an investigational vaccine designed for the prevention of COVID-19 being developed for Latin America by a consortium that includes PDS Biotech, Farmacore Biotechnology and Blanver Farmoquímica. The vaccine combines the utility of PDS Biotech’s Versamune® platform with a recombinant native Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) protein recognizable by our immune system (antigen). The Versamune® platform, due to its unique ability to induce both antibody and polyfunctional CD8+ killer and CD4+ helper T-cell responses is being utilized to develop a next generation vaccine that may more effectively prevent COVID-19.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital